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                                      EXHIBIT A

                                                             File No. C571-1974

                               CERTIFICATE OF AMENDMENT
                                          OF
                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                           CIRCUS CIRCUS ENTERPRISES, INC.

     Glenn W. Schaeffer and Yvette E. Landau certify that:

     A. They are the President and Secretary, respectively, of Circus Circus Enterprises, Inc., a Nevada corporation (the "Corporation").

     B. Resolutions were duly adopted by the Corporation's Board of Directors proposing and declaring advisable the amendment to and restatement of ARTICLE I of the Corporation's Restated Articles of Incorporation to read in its entirety as follows:

                                      "ARTICLE I

          The name of the corporation is Mandalay Resort Group."

     C. The foregoing amendment to the Corporation's Restated Articles of Incorporation was presented to the Corporation's stockholders at the Corporation's annual meeting of stockholders duly held on June 17, 1999. At the time of the meeting the Corporation had issued and outstanding only one class of capital stock. The foregoing amendment was duly approved and adopted by the Corporation's stockholders with 72,808,469 shares (representing a majority of the voting power) voting in favor of the amendment, 545,178 shares voting against the amendment and 115,840 shares abstaining or not voted.

     IN WITNESS WHEREOF, we do hereby execute this Certificate of Amendment of Restated Articles of Incorporation of Circus Circus Enterprises, Inc. on June 17, 1999.

                                               /s/ Glenn W. Schaeffer
                                               -------------------------------
                                               Glenn W. Schaeffer, President

                                               /s/ Yvette E. Landau
                                               -------------------------------
                                               Yvette E. Landau, Secretary

STATE OF NEVADA
COUNTY OF CLARK

This instrument was acknowledged before me on June 17, 1999, by Glenn W. Schaeffer as President of Circus Circus Enterprises, Inc.

                                        Vitoria T. Ferraro
                                        ------------------------------
                                        Notary Public